UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2014
___________________

RiceBran Technologies
(Exact Name of Registrant as Specified in Charter)
___________________

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

RiceBran Technologies (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) on September 30, 2014 in connection with a private placement of units to certain accredited investors consisting of (i) an aggregate of 1,181,696 shares of common stock of the Company, and (ii) warrants to purchase an aggregate of 1,181,696 shares of common stock at an exercise price of $5.27 per share which are exercisable six months following the closing date and will have a term of five and one-half years. Each unit has a purchase price of $5.395 and consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $5.27. The Company will receive approximately $6.375 million in total gross proceeds from the offering. The Company also granted to the investors, in the event that it issues any shares of common stock or securities exercisable for, or convertible into, shares of common stock within twelve (12) months after the registration statement covering the resale of the securities issued under the Purchase Agreement has been decared effective by the SEC (the "Subsequent Financing"), the right to participate in the Subsequent Financing up to an amount equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The closing of the offering is expected to occur on or about October 3, 2014. The closing is subject to customary closing conditions and the Company and each investor has a right to terminate the Purchase Agreement if the closing has not occurred by October 10, 2014. There can be no assurance that the Company will successfully close the offering.

As a condition to closing, the Company and the investors will enter into the Form of Registration Rights Agreement which requires the Company to file a registration statement with the Securities and Exchange Commission within 30 calendar days after the closing date to register the shares of common stock and the shares of common stock issuable upon exercise of the warrants for resale, which registration statement is required to become effective within 60 days following the closing date (or in the event the SEC reviews and has written comments to the registration statement or any document incorporated by reference therein, then within 90 days following the closing date). The Company will be required to pay certain cash as liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement.

Maxim Group LLC acted as advisor and placement agent for the financing and will receive a customary fee based on aggregate gross proceeds received from the investors.

The foregoing summary of the Purchase Agreement, the Form of Registration Rights Agreement and the warrants do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02	Recent Sales of Unregistered Securities

See Item 1.01 above, which disclosures are incorporated herein by reference. The issuance of common stock and warrants will be completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Each of the investors has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01	Financial Statements and Exhibits

Exhibit
No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement dated September 30, 2014

10.2	Form of Registration Rights Agreement

99.1	Press Release dated October 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: October 1, 2014	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Executive Officer
(Duly Authorized Officer)